Exhibit 99.1
Global Net Lease Third Quarter 2024 Investor Presentation Pictured – McLaren Campus in Woking, U.K.

1 FORWARD LOOKING STATEMENTS This presentation contains statements that are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing and consideration related to our anticipated acquisitions and dispostions, the intent, belief or current expectations of us, our operating partnership and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with realization of the anticipated benefits of the merger with The Necessity Retail REIT, Inc. (“RTL”) and the internalization of our property management and advisory functions; that any potential future acquisition or disposition by us is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements are set forth under “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the U.S Securities and Exchange Commission (“SEC”) as such risks, uncertainties and other important factors may be updated from time to time in our subsequent reports. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

2 This presentation also includes estimated projections of future operating results. These projections are not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. All such statements, including but not limited to estimates of value accretion, synergies, run-rate or annualized figures and results of future operations after making adjustments to give effect to assumed future operations reflect assumptions as to certain business decisions and events that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized, or that the projections described in this presentation will be realized at all. This presentation also contains estimates and information concerning our industry and tenants, including market position, market size and growth rates of the markets in which we operate, that are based on industry publications and other third-party reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” sections of the Company’s Annual Report on Form 10-K, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Credit Ratings A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each rating agency has its own methodology of assigning ratings and, accordingly, each rating should be evaluated independently of any other rating. PROJECTIONS

3 Proactive Balance Sheet Management with No Debt Maturities Until Q3 2025 GNL has addressed 100% of the outstanding debt set to mature in 2024 through dispositions and/or refinancing onto the Company’s Revolving Credit Facility; proactively managing the 2025 debt balance, reducing it by $178 million in 2024 and anticipate further reductions as GNL executes disposition pipeline GNL ACCOMPLISHMENTS Q3’24 included continued progress in GNL’s strategic disposition initiative, further leverage reduction, increased portfolio occupancy and proactive balance sheet management Robust Leasing Activity Leading to Increased Occupancy Demonstrated strong asset management capabilities through robust leasing activity, achieving 4.2% renewal spreads and increasing occupancy from 94% to 96% quarter-over-quarter Reduced Net Debt by $445 million in 2024 GNL’s disposition strategy resulted in a $445 million reduction in net debt in 2024, lowering Net Debt to Adjusted EBITDA to 8.0x; anticipate $371 million in additional dispositions that will be used to further reduce leverage Achieved $85 Million in Merger Synergies, Exceeding Initial Projection GNL recognized $85 million in cost synergies, surpassing the anticipated $75 million projected at the close of the Merger and Internalization; accomplishment underscores the effectiveness of GNL’s integration efforts and highlights the Company’s strong execution capabilities Successfully Executing Disposition Plan, On Track to Hit Increased Guidance Robust disposition pipeline(1) totaling $950 million at a cash cap rate of 7.1%; includes $187 million of vacant closed plus pipeline dispositions that are expected to reduce annualized operating expenses by over $3 million per year 1. Defined as under PSA or executed LOI, $950 million inclusive of completed dispositions. Data as of November 1, 2024.

THIRD QUARTER 2024 FINANCIAL HIGHLIGHTS

GNL
GLOBAL NET LEASE

GNL reaffirms its 2024 AFFO per share guidance range of $1.30 to $1.40 and maintains its Net Debt to Adjusted EBITDA target range of 7.4x to 7.8x. GNL also reaffirms its target for total disposition proceeds, aiming to generate $650 million to $800 million by year-end

Debt Capitalization ($mm)	**Q3'24**
Total Secured Debt	**$2,386**
3.75% Senior Notes	$500
4.50% Senior Notes	$500
Revolving Credit Facility	$1,584
Total Unsecured Debt	**$2,584**
Total Debt	**$4,970**
Interest Coverage Ratio[1]	2.5x
Weighted Average Interest Rate Cost[2]	**4.8%**

Earnings Summary ($mm)	**Q3'24**
Net Loss Attributable to Common Stockholders	$(76.6)
NOI[6]	$163.0
Cash NOI[6]	**$160.0**
Core Funds from Operations (Core FFO)[6]	$53.9
Adjusted Funds from Operations (AFFO)[6]	$73.9
Core Funds from Operations (Core FFO)[6] per Share	**$0.23**
Adjusted Funds from Operations (AFFO)[6] per Share	**$0.32**
Weighted Average Diluted Shares Outstanding	230.5

Key Capitalization Metrics ($mm)	**Q3'24**
Net Debt[3][4]	$4,843
Gross Asset Value[5]	$8,475
Net Debt[3][4] / Adjusted EBITDA[6]	8.0x
Net Debt[3][4] / Gross Asset Value[5]	57.1%
Fixed Rate Debt	91%
Liquidity	$253

Increased Disposition Guidance; $950 Million Closed or Under Agreement[7]


$578.7
$241.0
$130.5
$950.2
Closed
Under PSA
Executed LOI
Total Dispositions

1. *The interest coverage ratio is calculated by dividing actual adjusted EBITDA for Q3 2024 by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net).*
2. *The weighted average interest rate cost is based on the outstanding principal of the debt.*
3. *Represents total debt outstanding of $5.0 billion, less cash and cash equivalents of $127 million.*
4. *Excludes the effect of discounts and deferred financing costs, net.*
5. *Gross asset value is defined as total assets plus accumulated depreciation and amortization as of September 30, 2024.*
6. *See Appendix for definitions of Core FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI reconciliation to the most comparable GAAP measures.*
7. *Defined as Under PSA or Executed LOI as of November 1, 2024.*

4

EFFICIENT BALANCE SHEET STRATEGY & EXECUTION

GNL GLOBAL NET LEASE

Continued Balance Sheet Execution

- GNL remains committed to de-risking its balance sheet by reducing Net Debt to Adjusted EBITDA, which has improved from 8.4x at the start of the year to 8.0x in Q3'24



$5,288
$5,246
$5,005
$4,843
Decreased Net Debt by $445 million since Q4'23
Q4'23 Net Debt Balance
Q1'24 Net Debt Balance
Q2'24 Net Debt Balance
Q3'24 Net Debt Balance

Successfully Addressed Near-Term Maturities

- Addressed 100% of the outstanding debt with scheduled maturities in 2024 through dispositions and/or refinancing onto the Revolving Credit Facility
- Proactively managing the 2025 debt balance, reducing it by $178 million thus far in 2024 and anticipate further reductions if GNL completes dispositions currently in the pipeline



$405 Million
$284 Million
$0
GNL has no debt maturing through July 2025
2024 Debt Maturity Balance: 12/31/2023
2024 Debt Maturity Balance: 3/31/2024
2024 Debt Maturity Balance: 9/30/2024

Debt Maturity Schedule ($mm)(1)(2)

% of Total Debt Outstanding

0.0%	*10.5%*	*2.1%*	*45.2%*	*20.7%*	*21.4%*

Weighted Average Debt Maturity: 3.2 years



$0
$521
$106
$1,584
$500
$163
$500
$530
$1,066
2024
2025
2026
2027
2028
Thereafter
Mortgage Debt
Senior Notes
Revolving Credit Facility

1. *Excludes the effect of discounts and deferred financing costs, net. Current balances as of September 30, 2024 are shown in the year the debt matures.*
2. *Assumes GNL exercises its two 6-month extension options on its Revolving Credit Facility.*

5

SUCCESSFULLY EXECUTING DISPOSITION PLAN & USING THE NET PROCEEDS TO REDUCE LEVERAGE

GNL GLOBAL NET LEASE

Disposition Name	Closing Date	# of Properties	Disposition Price (in mm)	Cash Cap Rate[1]	Wtd. Avg. Lease Term Remaining[2]
Closed (as of 11/1/24):					
Truist Properties (ST Retail)	Closed: Q1'24-Q3'24	21	$51.5	–	–
Shippensburg Marketplace (MT Retail)	Closed: Q2'24	1	$6.6	–	–
Decatur Commons (MT Retail)	Closed: Q2'24	1	$15.6	–	–
Americold (Industrial / Distribution)	Closed: Q2'24	9	$170.0	–	–
Springfield Commons[3] (MT Retail)	Closed: Q2'24	1	$16.5	–	–
Shops at Abilene (MT Retail)	Closed: Q3'24	1	$21.3	–	–
HEB Plus Center (MT Retail)	Closed: Q3'24	1	$26.0	–	–
East West Commons (MT Retail)	Closed: Q3'24	1	$29.6	–	–
Johnson Controls (Office)	Closed: Q3'24	1	$4.4	–	–
Imperial Gas & Convenience (ST Retail)	Closed: Q3'24	1	$1.7	–	–
The Plant Shopping Center (MT Retail)	Closed: Q3'24	1	$95.0	–	–
Kedrion Plasma (Office)	Closed: Q3'24	1	$5.3	–	–
Epredia (Office)	Closed: Q3'24	1	$13.8	–	–
Pizza Hut (ST Retail)	Closed: Q4'24	2	$2.8	–	–
Sterling Slidell (MT Retail)[3]	Closed: Q4'24	1	$2.7	–	–
Total Occupied Assets	**Closed**	**44**	**$462.8**	**7.1%**	**4.5 Years**
Total Vacant Assets[4]	**Closed**	**43**	**$115.9**	**–**	**–**
Total Closed		**87**	**$578.7**	**7.1%**	**4.5 Years**

Note: Data as of November 1, 2024.

1. *Calculated as NOI divided by disposition price.*
2. *Weighted average remaining lease term in years is based on square feet as of date of sale.*
3. *Represents a partial sale of the property.*
4. *Includes the sale of the 366,000 square foot former Foster Wheeler Office building that sold for over $27 million as the tenant's lease expired in mid-August, having collected 100% of the rent under the term of the lease.*

6

7 SUCCESSFULLY EXECUTING DISPOSITION PLAN & USING THE NET PROCEEDS TO REDUCE LEVERAGE (CONT’D) Disposition Name Expected Closing # of Properties Disposition Price (in mm)(1) Cash Cap Rate(2) Wtd. Avg. Lease Term Remaining(3) Signed PSA: Non-Refundable Deposit Q4’24 31 $29.6 7.6% 14.3 Years In Due-Diligence Q4’24 48 $142.2 7.0% 4.9 Years Total Occupied Assets Q4’24 79 $171.8 7.1% 6.6 Years Non-Refundable Deposit Q4’24 – Q2’25 14 $67.8 – – In Due-Diligence Q4’24 1 $1.4 – – Total Vacant Assets Q4’24 15 $69.2 – – Total Signed PSA(4) 94 $241.0 7.1% 6.6 Years Executed LOI: Occupied Assets Q4’24 20 $128.1 7.2% 7.7 Years Vacant Assets Q4’24 – Q1’25 3 $2.4 – – Total Executed LOI 23 $130.5 7.2% 7.7 Years Total Closed Plus Disposition Pipeline 204 $950.2 7.1% 5.1 Years Note: Data as of November 1, 2024. 1. Assumed signed PSAs and executed LOIs lead to definitive sales on their contemplated terms, which is not assured. 2. Calculated as NOI divided by disposition price. 3. Weighted average remaining lease term in years is based on square feet as of date of sale. 4. Excludes the forward sale of the KPN office asset in Netherlands that is expected to close in December 2026.

MERGER SYNERGIES AND INTERNALIZATION SAVINGS HAVE EXCEEDED INITIAL PROJECTIONS

GNL GLOBAL NET LEASE

As a direct result of the Merger and Internalization, GNL has recognized $85[1] million of annualized cost synergies, exceeding the initial $75 million projection set at transaction close[2]

Synergies Recognized in Q3 2024 (000's)[1]	
Elimination of Operating Fees to Related Parties	$72,148
Elimination of Property Management & Leasing Fees	12,860
Elimination of RTL G&A Expense	32,365
Elimination of GNL G&A Expense	17,737
Less: Q3'24 Annualized GNL G&A Expense	(50,392)
Q3'24 Annualized Synergies Recognized[1]	**$84,718**



Surpassed initial synergies projected by $10 million
$75 Million
$85 Million
Total Estimated Synergies Projected at Transaction Close
Q3'24 Annualized Synergies Recognized

Category	Description
Internalization Savings	▪ Elimination of asset management fees, property management fees, incentive fees, equity issuance fees, and reimbursable expenses net of internalized employee compensation, rent and overhead, and retained 3rd party services
Merger Synergies	▪ Corporate consolidation, public company cost savings, and elimination of other duplicative services
Net Savings	**Approximately $85 million[1]**

1. *Captured synergies based on GNL's general & administrative expenses for the third quarter of 2024 following the completion of the Merger and Internalization, as compared to the general & administrative expenses of RTL and GNL for the full year 2022 (inclusive of RTL's general & administrative expenses and GNL and RTL advisory and management fees previously paid to the external manager during such period).*
2. *Please see Disclaimers at the front of this presentation for important information regarding as adjusted figures giving effect to the Merger and the Internalization. There can be no assurance that any of the remaining projected synergies, value accretion estimates or combined future results of operations will be realized.*

8

9 Portfolio Overview Q3’24 Properties 1,223 Square Feet (millions) 61.9 % Leased 96% Weighted Average Remaining Lease Term (“WALT”)(1) 6.3 years % of SLR Derived from United States & Canada vs. Europe 80% | 20% Industries 89 Tenants 723 % of SLR derived from Investment Grade Tenants (“IG Rated”)(2)(3) 61% Top 10 Tenant Concentration 22% % of Leases with Contractual Rent Increases(4) 80% Average Annual Rental Increase(3) 1.3% Metrics as of September 30, 2024. 1. Weighted average remaining lease term in years is based on square feet as of September 30, 2024. 2. As used herein, Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant or a guarantor. Multi-tenant portfolio includes credit ratings for tenants who occupy 10,000 square feet or more. Based on annualized SLR and as of September 30, 2024, GNL’s portfolio was 31.8% actual investment grade rated and 28.7% implied investment grade rated. 3. Calculated as of September 30, 2024, using annualized straight-line rent converted from local currency into USD as of September 30, 2024 for the in-place lease on the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable. 4. The percentage of leases with rent increases is based on straight line rent as of September 30, 2024. Refer to SLR definition included in the footnotes on slide 10. Contractual cash base rent increases average 1.3% per year and include fixed percent or actual increases, or country CPI-indexed increases, which may include certain floors or caps on rental increases. As of September 30, 2024, and based on straight-line rent, approximately 60.0% are fixed-rate increases, 15.3% are based on the Consumer Price Index, 4.6% are based on other measures and 20.0% do not contain any escalation provisions. PORTFOLIO SNAPSHOT

WELL POSITIONED PORTFOLIO WITH STRONG KEY METRICS

GNL GLOBAL NET LEASE

	GNL Total Portfolio	Industrial & Distribution	Multi-Tenant Retail	Single-Tenant Retail	Single-Tenant Office
Number of Properties	1,223	207	103	832	81
Square Feet (millions)	61.9	32.0	15.2	7.7	6.9
SLR[(1)] ($ millions)	$684	$225 (33%)	$183 (27%)	$151 (22%)	$125 (18%)
% Leased[(2)]	96%	98%	90%	97%	97%
WALT[(3)]	6.3 Years	6.8 Years	5.3 Years	7.8 Years	4.2 Years
% IG Rated Tenants[(3)(4)]	61%	62%	42%	61%	76%
Rent Escalations[(3)]	80%	92%	54%	85%	91%

GNL's competitive advantage of having a global presence and diversified portfolio provides flexibility to focus on attractive opportunities in multiple segments and markets that the Company believes will contribute long-term value to GNL shareholders

Note: Portfolio metrics as of September 30, 2024.

1. *Calculated as of September 30, 2024, using annualized rent ("SLR") converted from local currency into USD as of September 30, 2024 for the in-place lease on the property on a straight-line basis, includes tenant concessions such as free rent, as applicable.*
2. *Metric calculated based on square feet as of September 30, 2024.*
3. *Metric based on annualized SLR as of September 30, 2024.*
4. *Refer to Investment Grade definition included in the footnotes on slide 9.*

10

11 1. Metric based on annualized SLR as of September 30, 2024. Refer to SLR definition included in the footnotes on slide 10. 2. Based on Annualized Straight-Line Rent. Ratings information as of October 24, 2024. Refer to Investment Grade Rating definition included in the footnotes on slide 9. Top ten tenants represent 22% of SLR with no single tenant accounting for more than 3.3% Tenant Credit Rating Country Property Type % of SLR(1) Actual: Baa2 U.S. / Canada Industrial & Distribution 3.3% Implied: Baa1 U.S. Single-Tenant Retail 3.3% Actual: CCC+ U.K. Industrial & Distribution 3.0% Actual: Baa3 U.S. Single-Tenant Retail 2.2% Actual: Baa2 U.S. / Italy Industrial & Distribution 2.1% Actual: A2 U.S. Industrial & Distribution; Multi-Tenant Retail 2.0% Actual: Aaa U.S. Single-Tenant Office 1.7% Actual: Aa3 Netherlands Single-Tenant Office 1.6% Implied: Baa1 U.S. Industrial / Distribution 1.5% Actual: Baa2 U.S. Single-Tenant Retail 1.4% Top 10 Tenants 86.4% IG Rated(2) 22.1% Top Ten Tenants HIGH-QUALITY INVESTMENT-GRADE TENANTS

GEOGRAPHICALLY DIVERSIFIED WITH A GLOBAL PRESENCE

GNL
GLOBAL NET LEASE

Geographic Presence



PACIFIC NORTHWEST
WA
OR
ID
MT
WY
ND
SD
NE
KS
MN
IA
MO
WI
IL
MI
IN
OH
PA
KY
WV
VA
NY
ME
NH
MA
RI
CT
NJ
DE
MD
DC
NEW BRUNSWICK
NB
NORTHEAST
MID-ATLANTIC
NC
TN
SC
GA
AL
MS
FL
SOUTH EAST
CA
NV
UT
CO
AZ
NM
PACIFIC SOUTHWEST
OK
AR
TX
LA
SOUTHWEST
AK
FIN
NETH
LUX
UK
CI
GER
FR
ITL

United States / Canada

- Southeast – 22.1% of SLR
- Midwest – 21.7% of SLR
- Mid-Atlantic – 13.1% of SLR
- Southwest – 11.0% of SLR
- Pacific Southwest – 4.7% of SLR
- Northeast – 6.3% of SLR
- Pacific Northwest – 0.7% of SLR
- New Brunswick, – 0.4% of SLR Canada

US / Canada Total – 80.1% of SLR

Europe

- United Kingdom – 10.5% of SLR
- Netherlands – 2.5% of SLR
- Finland – 2.0% of SLR
- Germany – 1.5% of SLR
- France – 1.2% of SLR
- Channel Islands – 0.9% of SLR
- Luxembourg – 0.9% of SLR
- Italy – 0.3% of SLR

Europe Total – 19.9% of SLR

Note: Portfolio metrics as of September 30, 2024.

12

13 1.3% 7.2% 7.1% 9.1% 14.9% 60.4% 2024 2025 2026 2027 2028 2029 + Lease Maturity Schedule by Property Type (% of Total SF) ATTRACTIVE LEASE MATURITY SCHEDULE Unique investment mix of stable, long-term, single-tenant net-leased and strategically located suburban shopping centers results in a favorable lease maturity schedule and a Weighted Average Remaining Lease Term of 6.3 years(1) Note: Data as of September 30, 2024. 1. Weighted average remaining lease term in years is based on square feet as of September 30, 2024. Multi-Tenant Retail 0.6% 1.3% 2.8% 2.3% 3.6% 12.4% Single-Tenant Retail 0.0% 1.3% 0.8% 1.1% 1.4% 8.1% Single-Tenant Office 0.6% 1.5% 1.9% 1.2% 1.2% 4.9% Industrial & Distribution 0.0% 3.1% 1.6% 4.5% 8.8% 35.0% 6.3 Years Weighted Average Lease Term(1) Multi-Tenant Retail Single-Tenant Retail Single-Tenant Office Industrial & Distribution

CONTINUED LEASING MOMENTUM DRIVEN BY STRONG ASSET MANAGEMENT CAPABILITIES

GNL GLOBAL NET LEASE

Leasing momentum continued in Q3 2024 with 79 lease renewals and new leases, representing over 1.2 million square feet and nearly $16 million of straight-line rent

Q3 2024[(1)] Leasing and Renewal Activity

	Single-Tenant Portfolio	Multi-Tenant Retail Portfolio	Total Portfolio
New Leases + Renewals Completed	6	73	79
Q3 2024 Renewal Leasing Spread[(2)]	10.0%	1.6%	4.2%
Straight-Line Rent on New Leases + Renewals	$4.0 million	$11.8 million	$15.8 million
Square Feet on New Leases + Renewals	228,472	993,526	1,221,998
Weighted Average Lease Term on New Leases | Renewals	10.0 Years | 6.8 Years	6.4 Years | 4.6 Years	6.5 Years | 5.2 Years

Successful Asset Management Capabilities

GNL continued to successfully demonstrate its asset management capabilities in Q3 2024 with an average annual rental increase of 1.3% across the portfolio and an attractive renewal leasing spread of 4.2% across the entire portfolio

Notable Recent Tenant Activity

DICK'S SPORTING GOODS

Executed 40,000 square feet of renewals with Dick's Sporting Goods in Q3'24

KOHL'S

Executed nearly 90,000 square feet of renewals with Kohl's in Q3'24

DCNS

Executed a 9-year lease renewal with DCNS for their 97,000 square foot office space in France

1. *Leasing activity from 7/1/2024 through 9/30/2024.*
2. *Single-tenant is calculated using Straight-Line Rent. Multi-tenant is calculated using Annual Base Rent. Excludes two lease renewals executed at a discount to current market rental rates as a one-time measure, which allowed GNL to obtain a waiver for incremental leases to attract new tenants to the property.*

14

15 Industrial & Distribution 33% Multi-Tenant Retail 27% Single-Tenant Retail 22% Single-Tenant Office 18% Grocery Anchored 22% Power Center 61% Anchored Center 17% Single-Tenant Office 25% Industrial / Distribution 45% Retail 30% $183.0 million $684.4 million Total Portfolio Annualized SLR by Segment Industry Exposure(1) Credit Rating Asset Diversification (1)(2) Note: Portfolio metrics as of September 30, 2024. 1. Metric based on annualized SLR as of September 30, 2024. Refer to SLR definition included in the footnotes on slide 10. 2. Refer to Investment Grade Rating definition included in the footnotes on slide 9. 3. “All Other” represents the aggregate of all industries with less than three percent exposure. DIVERSIFIED AND STABLE TENANT BASE Single-Tenant Portfolio Multi-Tenant Retail Portfolio $501.4 million Single-Tenant 73% (2) (3) Investment Grade 61% Non-Investment Grade 35% Not Rated 4% Financial Services, 7% Auto Manufacturing, 6% Healthcare, 6% Discount Retail, 5% Specialty Retail, 5% Gas/Convenience, 4% Freight, 4% Consumer Goods, 3% Home Improvement, 3% Quick Service Restaurant, 3% Apparel Retail, 3% Other, 51%

16 0.0% 3.1% 1.6% 4.5% 8.8% 35.0% 2024 2025 2026 2027 2028 2029 + United States 72% Europe 10% United Kingdom 16% Canada 1% Tenant Credit Rating Country % of SLR Actual: Baa2 U.S. / Canada 3.3% Actual: CCC+ U.K. 3.0% Actual: Baa2 U.S. / Italy 2.1% Implied: Baa1 U.S. 1.5% Actual: Baa2 U.S. 1.4% Top 5 Tenants 73.5% IG Rated(2)(3) 11.3% Segment Highlights Lease Maturity Schedule (% of Total SF) Geographic Breakdown (% of Total SLR) Top Five Tenants 33% Total Portfolio(1) 207 Properties 32.0M Square Feet 22% CPI Increases(1) 98% Leased 6.8 Years WALT 62% IG Tenants(1) 92% Rent Escalators(1) 1.6% Average Annual Rental Increase(1) Note: Portfolio metrics as of September 30, 2024. 1. Based on Annualized Straight-Line Rent. 2. Refer to Investment Grade Rating definition included in the footnotes on slide 9. 3. Calculated by adding the Investment Grade tenants’ percentage of SLR and dividing by the total SLR amount. INDUSTRIAL & DISTRIBUTION OVERVIEW 6.8 Years Weighted Average Lease Term

MULTI-TENANT RETAIL OVERVIEW

GNL GLOBAL NET LEASE

Segment Highlights

27% Total Portfolio[1]	103 Properties	15.2M Square Feet
$183M SLR	92.9% Leased + Pipeline	5.3 Years WALT
42% IG Tenants[1]	1.6% Leasing Spread[2]	56.1% Sunbelt[1]

Lease Maturity Schedule (% of Total SF)

5.3 Years Weighted Average Lease Term

Anchor Tenants: 5.6 Years | In-Line Tenants: 4.1 Years



0.6%
1.3%
2.8%
2.3%
3.6%
12.4%
2024
2025
2026
2027
2028
2029 +

Leasing Pipeline (000's)

Multi-Tenant Leasing Is Expected To Increase Occupancy to 92.9%



Q3'24 Occupancy
Q3'24 Executed Occupancy
Q3'24 Leasing Pipeline
88.8%
90.3%
92.9%(5)
219 SF
196 SF
13,710 SF
Q2'24 Occupancy
Q3'24 Occupancy
Q3'24 + Executed Occupancy & Leasing Pipeline

Top Five Tenants

Tenant	Credit Rating	Country	% of SLR
PETSMART	Actual: B1	U.S.	1.3%
DICK'S SPORTING GOODS	Actual: Baa2	U.S.	1.2%
KOHL'S	Actual: Ba2	U.S.	1.0%
BEST BUY	Actual: A3	U.S.	1.0%
Michaels	Actual: A3	U.S.	0.8%
Top 5 Tenants	**56.6% IG Rated[3][4]**		**5.3%**

Note: Portfolio metrics as of September 30, 2024. Leasing Pipeline data as of October 15, 2024. Assumes executed leases commence and signed LOIs lead to definitive leases on their contemplated terms, which is not assured.

1. *Based on Annualized Straight-Line Rent.*
2. *Calculated using Annual Base Rent.*
3. *Refer to Investment Grade Rating definition included in the footnotes on slide 9.*
4. *Calculated by adding the Investment Grade tenants' percentage of SLR and dividing by the total SLR amount.*
5. *Includes five short-term Halloween leases signed in Q3 2024 totaling over 100,000 square feet.*

17

18 0.0% 1.3% 0.8% 1.1% 1.4% 8.1% 2024 2025 2026 2027 2028 2029 + United States 88% Europe 4% United Kingdom 8% SINGLE-TENANT RETAIL OVERVIEW Tenant Credit Rating Country % of SLR Implied: Baa1 U.S. 3.3% Actual: Baa3 U.S. 2.2% Actual: Baa2 U.S. 1.4% Actual: A3 U.S. 1.4% Actual: Ba3 U.K. 0.9% Top 5 Tenants 90.2% IG Rated(2)(3) 9.2% Segment Highlights Lease Maturity Schedule (% of Total SF) Geographic Breakdown (% of Total SLR) Top Five Tenants 22% Total Portfolio(1) 832 Properties 7.7M Square Feet $151M SLR 97% Leased 7.8 Years WALT 61% IG Tenants(1) 85% Rent Escalators(1) 1.7% Average Annual Rental Increase(1) Note: Portfolio metrics as of September 30, 2024. 1. Based on Annualized Straight-Line Rent. 2. Refer to Investment Grade Rating definition included in the footnotes on slide 9. 3. Calculated by adding the Investment Grade tenants’ percentage of SLR and dividing by the total SLR amount. 7.8 Years Weighted Average Lease Term

19 0.6% 1.5% 1.9% 1.2% 1.2% 4.9% 2024 2025 2026 2027 2028 2029 + SINGLE-TENANT OFFICE OVERVIEW Tenant Credit Rating Country % of SLR Actual: Aaa U.S. 1.7% Actual: Aa3 Netherlands 1.6% Implied: A Luxembourg 0.9% Actual: Ba2 U.S. 0.8% Implied: Baa2 U.S. 0.7% Top 5 Tenants 85.9% IG Rated(3)(4) 5.7% Segment Highlights Lease Maturity Schedule (% of Total SF) 18% Total Portfolio(1) 81 Properties 6.9M Square Feet $125M SLR 97% Leased 76% IG Tenants(1) 1.6% Average Annual Rental Increase(1) 91% Rent Escalators(1) 61% Mission Critical(2) Geographic Breakdown (% of Total SLR) Top Five Tenants Note: Portfolio metrics as of September 30 2024. 1. Based on Annualized Straight-Line Rent. 2. Mission critical includes HQ, Lab, and R&D facilities and is calculated based on square feet. 3. Refer to Investment Grade Rating definition included in the footnotes on slide 9. 4. Calculated by adding the Investment Grade tenants’ percentage of SLR and dividing by the total SLR amount. 4.2 Years Weighted Average Lease Term United States 53% Europe 29% United Kingdom 18%

LEADERSHIP OVERVIEW

GNL GLOBAL NET LEASE

Management



Michael Weil, *Chief Executive Officer & President*

- Previously served as CEO of The Necessity Retail REIT
- Member of the Board of Directors of Global Net Lease, Inc. since 2012
- Served as President of the Board of Directors of the Real Estate Investment Securities Association



Chris Masterson, *Chief Financial Officer*

- Previously served as Chief Accounting Officer of GNL
- Past experience includes accounting positions with Goldman Sachs and KPMG



Jesse Galloway, *Executive Vice President & General Counsel*

- Joined GNL in September 2023
- 25 years of legal experience representing large real estate companies and financial institutions, including 10 years as General Counsel and 15 years in private practice



Jason Slear, *Executive Vice President*

- Responsible for sourcing, negotiating, and closing GNL's real estate acquisitions and dispositions
- Oversaw the acquisition of over $3.5 billion of real estate assets and the lease-up of over 10 million square feet during professional career



Ori Kravel, *Senior Vice President*

- Responsible for corporate development and business strategy
- Executed over $12 billion of capital market transactions and over $25 billion of M&A transactions

Board of Directors

Independent Directors



Sue Perrotty, *Non-Executive Chairperson of the Board of Directors*

- Currently serves as President and Chief Executive Officer of AFM Financial Services and Tower Health



Therese Antone, *Independent Director*

- Currently serves as the Chancellor of Salve Regina University since her appointment in 2009



Lisa Kabnick, *Independent Director*

- Retired Partner at Troutman Pepper Hamilton Sanders LLP, and previously served as a member of the board of directors of The Necessity Retail REIT



Rob Kauffman, *Independent Director*

- Co-founder of Fortress Investment Group and previously worked as a Managing Director at UBS, a Principal at BlackRock Financial and at Lehman Brothers



Leslie Michelson, *Independent Director*

- Currently serves as lead independent director of Franklin BSP Franklin Lending Corporation, and previously served as a member of the board of directors of The Necessity Retail REIT



Michael J.U. Monahan, *Independent Director*

- Currently serves as a CBRE Vice Chair and previously served as a Senior Director at Jones Lang Wootton and a Vice President at Cushman & Wakefield



Stanley Perla, *Independent Director*

- Previously served as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc, and previously served as a member of the board of directors of The Necessity Retail REIT



Edward Rendell, *Independent Director*

- Previously served as the 45th Governor of the Commonwealth of Pennsylvania and as the Mayor of Philadelphia, and previously served as a member of the board of directors of The Necessity Retail REIT

Inside Directors



Michael Weil, *Director*

- Refer to "Management" section for Michael Weil's biography

20

21 APPENDIX: FINANCIAL DEFINITIONS Non-GAAP Financial Measures This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below. Caution on Use of Non-GAAP Measures FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs. We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group. Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations Funds From Operations Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP. We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition.

22 The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations (Cont’d) Core Funds From Operations In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Adjusted Funds From Operations In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance. APPENDIX: FINANCIAL DEFINITIONS

23 Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations (Cont’d) Adjusted Funds From Operations (cont’d) In calculating AFFO, we also exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments and merger related expenses) and certain other expenses, including expenses incurred for the 2023 proxy contest and related Blackwells/Related Parties litigation, expenses related to our European tax restructuring and transition costs related to the Mergers, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions. Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest. We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as calculated in accordance with GAAP as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs. APPENDIX: FINANCIAL DEFINITIONS

24 NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other noncash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as calculated in accordance with GAAP as an indication of our performance or to cash flows as a measure of our liquidity. Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest (Cont’d) Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income (loss) as calculated in accordance with GAAP as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI. Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP. APPENDIX: FINANCIAL DEFINITIONS

25 NON – GAAP RECONCILIATIONS 1. These costs primarily consist of advisory, legal and other professional costs that were directly related to the Merger and Internalization. 2. Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor; and (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for this amount. (Amounts in thousands) Three Months Ended 30-Sep-24 Net loss $(65,635) Depreciation and amortization 85,430 Interest expense 77,130 Income tax expense 1,345 EBITDA 98,270 Impairment charges 38,583 Equity-based compensation 2,309 Merger, transaction and other costs(1) 1,901 Loss on dispositions of real estate investments 4,280 Loss on derivative instruments 4,742 Loss on extinguishment of debt 317 Other income 49 Transition costs related to the Merger and Internalization(2) 138 Adjusted EBITDA 150,589 General and administrative 12,598 Transition costs related to the Merger and Internalization(2) (138) NOI 163,049 Amortization of above- and below- market leases and ground lease intangibles and right-of-use assets, net 1,805 Straight-line rent (5,343) Cash NOI $159,511 Cash Paid for Interest: Interest Expense $77,130 Non-cash portion of interest expense (2,496) Amortization of discounts on mortgages and senior notes (14,156) Total Cash Paid for Interest $60,478

26 (Amounts in thousands) Three Months Ended 30-Sep-24 Net loss attributable to common stockholders (in accordance with GAAP) $(76,571) Impairment charges 38,583 Depreciation and amortization 85,430 Gain on dispositions of real estate investments 4,280 FFO (as defined by NAREIT) attributable to stockholders 51,722 Merger, transaction and other costs(1) 1,901 Loss on extinguishment of debt 317 Core FFO attributable to stockholders 53,940 Non-cash equity-based compensation 2,309 Non-cash portion of interest expense 2,496 Amortization related to above- and below- market lease intangibles and right-of-use assets, net 1,805 Straight-line rent (5,343) Eliminate unrealized losses on foreign currency transactions(2) 4,360 Amortization of mortgage discounts 14,156 Transition costs related to the Merger and Internalization(3) 138 Forfeited disposition deposit(4) (5) Adjusted funds from operations (AFFO) attributable to stockholders $73,856 Weighted-average shares outstanding – Basic and Diluted 230,463 Net loss per share attributable to common stockholders $(0.33) FFO per share $0.22 Core FFO per share $0.23 AFFO per share $0.32 Dividends declared $63,722 NON – GAAP RECONCILIATIONS 1. These costs primarily consist of advisory, legal and other professional costs that were directly related to the Merger and Internalization. 2. For AFFO purposes, we add back unrealized (gain) loss. For the three months ended September 30, 2024, the gain on derivative instruments was $4.7 million which consisted of unrealized gains of $4.4 million and realized gains of $0.3 million 3. Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor; and (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for this amount. 4. Represents a forfeited deposit from a potential buyer of one of our properties, which is recorded in other income in our consolidated statement of operations. We do not consider this income part of our normal operating performance, and have, accordingly, decreased AFFO for this amount.